Exhibit 5.2

Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

September 16, 2024

Universal Health Services, Inc.

and the Subsidiary Guarantors

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

I am Senior Vice President and General Counsel to Universal Health Services, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedules I and II hereto (the “Guarantors”) and I am delivering this opinion in connection with Company’s and the Guarantors’ registration pursuant to a shelf registration statement on Form S-3 (such registration statement, as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of Class B Common Stock of the Company, $.01 par value per share (the “Company Shares”); (ii) debt securities of the Company (the “Debt Securities”) that may be issued, in one or more series, pursuant to an indenture, the form of which is filed as an exhibit to the Registration Statement (as it may be amended, the “Indenture”), and resolutions of the Board of Directors of the Company or one or more indentures supplemental thereto (the “Supplemental Documents”), and (iii) guarantees of Debt Securities by the Guarantors (the “Guarantees”) that may be issued pursuant to the Indenture, resolutions of the governing bodies of the Guarantors and Supplemental Documents, in each case on terms to be determined at the time of offering by the Company. The Company Shares, Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the base prospectus (the “Base Prospectus”) contained in the Registration Statement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of the Company’s legal staff (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of Subsidiary Guarantors named on Schedule I hereto (the “Schedule I Guarantors”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Guarantors and, to the extent obtained, from various state authorities, status reports provided by third party service providers, and such other documents and records relating to the Schedule I Guarantors as I have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of the Schedule I Guarantors and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of the Company and the Schedule I Guarantors.

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

In addition, in connection with rendering the opinions set forth herein, I have assumed that (i) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities offered and sold will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, as applicable; (iv) the Indenture and any supplemental indentures relating to any Debt Securities and any Guarantees offered and sold will be duly authorized, executed and delivered by the parties thereto (other than the Schedule I Guarantors) and such Debt Securities and such Guarantees will have been validly executed and delivered by the Company and the Guarantors and validly executed, delivered and authenticated by the trustee relating to the Debt Securities and Guarantees; (v) each person signing the Indenture and any supplemental indentures (other than the Schedule I Guarantors) will have the legal capacity and authority to do so; and (vii) a definitive purchase, sales, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, when (i) the Indenture and any supplemental indentures relating to the Guarantees have been duly qualified under the Trust Indenture Act; (ii) the Guarantors have taken all necessary action to approve the issuance and terms of such Guarantees; (iii) the terms of such Guarantees and their issuance and sale have been duly established in conformity with the Indenture and the applicable Supplemental Documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Guarantors; and (iv) such Guarantees have been duly executed by the Schedule I Guarantors and authenticated in accordance with the provisions of the Indenture and the applicable Supplemental Documents and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Guarantors, (a) each of the Schedule I Guarantors is validly existing and in good standing as a corporation, limited liability company or limited partnership, as applicable, under the law of its jurisdiction of organization and will have full corporate, limited liability company or limited partnership power and authority, as the case may be, to issue the Guarantees and (b) the Indenture and the applicable Supplemental Documents (including the Guarantees, the terms of which are contained therein) will have been duly authorized, executed and delivered by each of the Schedule I Guarantors.

This opinion letter is given as of the date hereof, and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Matthew D. Klein

Matthew D. Klein

General Counsel

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

SCHEDULE I

Entity	Jurisdiction of incorporation or organization
ABS Lincs KY, LLC	Virginia
ABS Lincs SC, Inc.	South Carolina
Aiken Regional Medical Centers, LLC	South Carolina
Alliance Health Center, Inc.	Mississippi
Alternative Behavioral Services, Inc.	Virginia
AZ Holding 4, LLC	Arkansas
Benchmark Behavioral Health System, Inc.	Utah
BHC Alhambra Hospital, Inc.	Tennessee
BHC Belmont Pines Hospital, Inc.	Tennessee
BHC Fairfax Hospital, Inc.	Tennessee
BHC Fox Run Hospital, Inc.	Tennessee
BHC Fremont Hospital, Inc.	Tennessee
BHC Health Services Of Nevada, Inc.	Nevada
BHC Heritage Oaks Hospital, Inc.	Tennessee
BHC Intermountain Hospital, Inc.	Tennessee
BHC Montevista Hospital, Inc.	Nevada
BHC Of Indiana, General Partnership	Tennessee
BHC Pinnacle Pointe Hospital, LLC	Tennessee
BHC Properties, LLC	Tennessee
BHC Sierra Vista Hospital, Inc.	Tennessee
BHC Streamwood Hospital, Inc.	Tennessee
Bloomington Meadows, General Partnership	Tennessee
Brentwood Acquisition, Inc.	Tennessee
Brynn Marr Hospital, Inc.	North Carolina
Canyon Ridge Hospital, Inc.	California
CCS/Lansing, Inc.	Michigan
Children’s Comprehensive Services, Inc.	Tennessee
Columbus Hospital Partners, LLC	Tennessee
Cumberland Hospital, LLC	Virginia
Del Amo Hospital, Inc.	California
District Hospital Partners, L.P.	District of Columbia
Fannin Management Services, LLC	Texas
First Hospital Corporation Of Virginia Beach	Virginia
Forest View Psychiatric Hospital, Inc.	Michigan
Fort Lauderdale Hospital, Inc.	Florida
Garfield Park Hospital, LLC	Illinois
Great Plains Hospital, Inc.	Missouri
Gulf Coast Treatment Center, Inc.	Florida
Gulph Mills Associates, LLC	Pennsylvania

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

Entity	Jurisdiction of incorporation or organization
H. C. Corporation	Alabama
H.C. Partnership	Alabama
Harbor Point Behavioral Health Center, Inc.	Virginia
Havenwyck Hospital Inc.	Michigan
HHC Augusta, Inc.	Georgia
HHC Indiana, Inc.	Indiana
HHC Ohio, Inc.	Ohio
HHC Poplar Springs, LLC	Virginia
HHC River Park, Inc.	West Virginia
HHC South Carolina, Inc.	South Carolina
HHC St. Simons, Inc.	Georgia
Holly Hill Hospital, LLC	Tennessee
Horizon Health Austin, Inc.	Texas
Horizon Mental Health Management, LLC	Texas
HSA Hill Crest Corporation	Alabama
Hughes Center, LLC	Virginia
Keystone Continuum, LLC	Tennessee
Keystone Education & Youth Services, LLC	Tennessee
Keystone Marion, LLC	Virginia
Keystone Memphis, LLC	Tennessee
Keystone Newport News, LLC	Virginia
Keystone NPS LLC	California
Keystone Richland Center LLC	Ohio
Keystone WSNC, L.L.C.	North Carolina
Kids Behavioral Health Of Utah, Inc.	Utah
Kingwood Pines Hospital, LLC	Texas
La Amistad Residential Treatment Center, LLC	Florida
Lancaster Hospital Corporation	California
Lebanon Hospital Partners, LLC	Tennessee
Mayhill Behavioral Health, LLC	Texas
Meridell Achievement Center, Inc.	Texas
Michigan Psychiatric Services, Inc.	Michigan
Millwood Hospital, L.P.	Texas
Milwaukee Behavioral Health, LLC	Wisconsin
Neuro Institute Of Austin, L.P.	Texas
North Spring Behavioral Healthcare, Inc.	Tennessee
Northern Indiana Partners, LLC	Tennessee
Northwest Texas Healthcare System, Inc.	Texas
Oak Plains Academy Of Tennessee, Inc.	Tennessee
Palmetto Behavioral Health System, L.L.C.	South Carolina
Palmetto Lowcountry Behavioral Health, L.L.C.	South Carolina

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

Entity	Jurisdiction of incorporation or organization
Palm Point Behavioral Health, LLC	Florida
Park Healthcare Company	Tennessee
Pennsylvania Clinical Schools, Inc.	Pennsylvania
PSJ Acquisition, LLC	North Dakota
Psychiatric Solutions Of Virginia, Inc.	Tennessee
Ridge Outpatient Counseling, L.L.C.	Kentucky
River Oaks, Inc.	Louisiana
Riverside Medical Clinic Patient Services, L.L.C.	California
Rolling Hills Hospital, LLC	Tennessee
Samson Properties, LLC	Florida
Schick Shadel of Florida, LLC	Florida
SHC-KPH, LP	Texas
Southeastern Hospital Corporation	Tennessee
SP Behavioral, LLC	Florida
Sparks Family Hospital, Inc.	Nevada
Summit Oaks Hospital, Inc.	New Jersey
Sunstone Behavioral Health, LLC	Tennessee
Temecula Valley Hospital, Inc.	California
Temple Behavioral Healthcare Hospital, Inc.	Texas
Tennessee Clinical Schools, LLC	Tennessee
Texas Cypress Creek Hospital, L.P.	Texas
Texas Laurel Ridge Hospital, L.P.	Texas
Texas Oaks Psychiatric Hospital, L.P.	Texas
Texas San Marcos Treatment Center, L.P.	Texas
Texas West Oaks Hospital, L.P.	Texas
The Arbour, Inc.	Massachusetts
The Bridgeway, LLC	Arizona
The National Deaf Academy, LLC	Florida
Three Rivers Behavioral Health, LLC	South Carolina
Three Rivers Healthcare Group, LLC	South Carolina
Turning Point Care Center, LLC	Georgia
UHS Holding Company, Inc.	Nevada
UHS Of Fuller, Inc.	Massachusetts
UHS Of Hampton, Inc.	New Jersey
UHS Of Hartgrove, Inc	Illinois
UHS Of Lancaster, LLC	Pennsylvania
UHS Of New Orleans, LLC	Louisiana
UHS Of Oklahoma, LLC	Oklahoma
UHS Of Pennsylvania, Inc.	Pennsylvania
UHS Of River Parishes, Inc.	Louisiana
UHS Of Timberlawn, Inc.	Texas

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

Entity	Jurisdiction of incorporation or organization
UHS Of Westwood Pembroke, Inc.	Massachusetts
UHS Oklahoma City LLC	Oklahoma
UHSD, L.L.C.	Nevada
UHSL, L.L.C.	Nevada
United Healthcare Of Hardin, Inc.	Tennessee
Universal Health Services Of Rancho Springs, Inc.	California
University Behavioral, LLC	Florida
Valle Vista Hospital Partners, LLC	Tennessee
Valley Hospital Medical Center, Inc.	Nevada
Wellington Regional Medical Center, LLC	Florida
Wellstone Regional Hospital Acquisition, LLC	Indiana
Windmoor Healthcare Inc.	Florida
Zeus Endeavors, LLC	Florida

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

SCHEDULE II

Entity	Jurisdiction of incorporation or organization
Ascend Health Corporation	Delaware
Atlantic Shores Hospital, LLC	Delaware
Beach 77 LP	Delaware
Behavioral Health Management, LLC	Delaware
Behavioral Health Realty, LLC	Delaware
Behavioral Healthcare LLC	Delaware
BHC Holdings, Inc.	Delaware
BHC Mesilla Valley Hospital, LLC	Delaware
BHC Northwest Psychiatric Hospital, LLC	Delaware
Brentwood Acquisition—Shreveport, Inc.	Delaware
Calvary Center, Inc.	Delaware
CAT Realty, LLC	Delaware
CAT Seattle, LLC	Delaware
Cedar Springs Hospital, Inc.	Delaware
Coral Shores Behavioral Health, LLC	Delaware
Cumberland Hospital Partners, LLC	Delaware
DHP 2131 K St, LLC	Delaware
Diamond Grove Center, LLC	Delaware
DVH Hospital Alliance LLC	Delaware
Emerald Coast Behavioral Hospital, LLC	Delaware
Fort Duncan Medical Center, L.P.	Delaware
FRN, Inc.	Delaware
Frontline Behavioral Health, Inc.	Delaware
Frontline Hospital, LLC	Delaware
Frontline Residential Treatment Center, LLC	Delaware
HHC Delaware, Inc.	Delaware
HHC Pennsylvania, LLC	Delaware
Hickory Trail Hospital, L.P.	Delaware
Horizon Health Corporation	Delaware
Horizon Health Hospital Services, LLC	Delaware
Independence Physician Management, LLC	Delaware
Keys Group Holdings LLC	Delaware
Keystone/CCS Partners LLC	Delaware
KMI Acquisition, LLC	Delaware
Laurel Oaks Behavioral Health Center, Inc.	Delaware
Liberty Point Behavioral Healthcare, LLC	Delaware
Manatee Memorial Hospital, L.P.	Delaware
McAllen Hospitals, L.P.	Delaware
McAllen Medical Center, Inc.	Delaware

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

Entity	Jurisdiction of incorporation or organization
Merion Building Management, Inc.	Delaware
Ocala Behavioral Health, LLC	Delaware
Palmetto Behavioral Health Holdings, LLC	Delaware
Pasteur Healthcare Properties, LLC	Delaware
Pendleton Methodist Hospital, L.L.C.	Delaware
Premier Behavioral Solutions Of Florida, Inc.	Delaware
Premier Behavioral Solutions, Inc.	Delaware
Psychiatric Realty, LLC	Delaware
Psychiatric Solutions Hospitals, LLC	Delaware
Psychiatric Solutions, Inc.	Delaware
Ramsay Managed Care, LLC	Delaware
Ramsay Youth Services Of Georgia, Inc.	Delaware
Riveredge Hospital Holdings, Inc.	Delaware
RR Recovery, LLC	Delaware
Salt Lake Behavioral Health, LLC	Delaware
Salt Lake Psychiatric Realty, LLC	Delaware
Shadow Mountain Behavioral Health System, LLC	Delaware
Springfield Hospital, Inc.	Delaware
Stonington Behavioral Health, Inc.	Delaware
TBD Acquisition II, LLC	Delaware
TBD Acquisition, LLC	Delaware
TBJ Behavioral Center, LLC	Delaware
Texas Hospital Holdings, Inc.	Delaware
Toledo Holding Co., LLC	Delaware
Two Rivers Psychiatric Hospital, Inc.	Delaware
UBH Of Oregon, LLC	Delaware
UBH Of Phoenix Realty, LLC	Delaware
UBH Of Phoenix, LLC	Delaware
UHP LP	Delaware
UHS Capitol Acquisition, LLC	Delaware
UHS Children’s Services, Inc.	Delaware
UHS Funding, LLC	Delaware
UHS Kentucky Holdings, L.L.C.	Delaware
UHS Midwest Behavioral Health, LLC	Delaware
UHS Of Anchor, L.P.	Delaware
UHS Of Benton, LLC	Delaware
UHS Of Bowling Green, LLC	Delaware
UHS Of Centennial Peaks, L.L.C.	Delaware
UHS Of Cornerstone Holdings, Inc.	Delaware
UHS Of Cornerstone, Inc.	Delaware
UHS Of D.C., Inc.	Delaware

Universal Health Services, Inc.

and the Subsidiary Guarantors

September 16, 2024

Entity	Jurisdiction of incorporation or organization
UHS Of Delaware, Inc.	Delaware
UHS Of Denver, Inc.	Delaware
UHS Of Dover, L.L.C.	Delaware
UHS Of Doylestown, L.L.C.	Delaware
UHS Of Fairmount, Inc.	Delaware
UHS Of Georgia Holdings, Inc.	Delaware
UHS Of Georgia, Inc.	Delaware
UHS Of Greenville, LLC	Delaware
UHS Of Lakeside, LLC	Delaware
UHS Of Laurel Heights, L.P.	Delaware
UHS Of Madera, Inc.	Delaware
UHS Of Parkwood, Inc.	Delaware
UHS Of Peachford, L.P.	Delaware
UHS Of Phoenix, LLC	Delaware
UHS Of Provo Canyon, Inc.	Delaware
UHS Of Puerto Rico, Inc.	Delaware
UHS Of Ridge, LLC	Delaware
UHS Of Rockford, LLC	Delaware
UHS Of Salt Lake City, L.L.C.	Delaware
UHS Of Savannah, L.L.C.	Delaware
UHS Of Spring Mountain, Inc.	Delaware
UHS Of Springwoods, L.L.C.	Delaware
UHS Of Summitridge, L.L.C.	Delaware
UHS Of Texoma, Inc.	Delaware
UHS Of Timpanogos, Inc.	Delaware
UHS Of Tucson, LLC	Delaware
UHS Of Wyoming, Inc.	Delaware
UHS Sahara, Inc.	Delaware
UHS Sub III, LLC	Delaware
UHS-Corona, Inc.	Delaware
Universal Health Services Of Palmdale, Inc.	Delaware
University Behavioral Health Of El Paso, LLC	Delaware
Valle Vista, LLC	Delaware
Valley Health System LLC	Delaware
Wekiva Springs Center, LLC	Delaware
Willow Springs, LLC	Delaware
Windmoor Healthcare Of Pinellas Park, Inc.	Delaware
Wisconsin Avenue Psychiatric Center, Inc.	Delaware